UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             January 20, 2004

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 553-5700

NONE
(Former name or former address, if changed since last report)

Item 9.   Regulation FD Disclosure

On December 15, 2003, Equitable Resources Inc. filed a Form 8-K announcing the addition of a Corporate Governance section to the investor relations section of the Company’s website and the date, time and location of the annual meeting of shareholders of Equitable Resources, Inc.

The December 15, 2003 filing stated that individuals owning common stock of Equitable Resources at the close of business on February 16, 2004, may vote at the annual meeting of shareholders of Equitable Resources, Inc. that will be held on Wednesday, April 14, 2004. Individuals owning common stock of Equitable Resources at the close of business on February 17, 2004, not February 16, 2004 as previously announced, may vote at this meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By	/s/ David L. Porges
David L. Porges
Executive Vice President and
Chief Financial Officer

January 20, 2004